UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) March 1, 2013

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 1, 2013, William C. Crowley, a member of the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”), informed the Company that he will not stand for re-election at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to be held on May 8, 2013, so that he may focus on other professional interests. He will continue to serve as a Board, Corporate Governance and Nominating Committee, and Compensation Committee member until completion of the Annual Meeting.
On March 7, 2013, the Board appointed G. Mike Mikan as a member of the Board effective immediately. The Board determined that Mr. Mikan qualifies as independent under the director independence standards set forth in the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange.
Mr. Mikan will participate in the Company’s non-employee director compensation program, pursuant to which he will receive an annual Board retainer of $50,000 for service on the Board, plus any applicable committee retainers to the extent that he is appointed as a member of one or more Board committees in the future. The annual Board retainer and any additional committee retainers will be pro-rated based on the number of months served during the year and will be paid in cash. Mr. Mikan will also be entitled to receive expense reimbursement in connection with meeting attendance.
In accordance with the terms of the Company’s 2007 Non-Employee Director Stock Option Plan, as amended (the “Plan”), Mr. Mikan will receive an automatic quarterly grant of an option to purchase 5,000 shares of the Company’s common stock on the first trading day of each March, June, September, and December while he is serving on the Board. Options granted under the Plan will vest in 25% annual increments on each of the first four anniversaries of June 1 of the calendar year in which the options are granted, or immediately upon termination of Board membership. The options will have an exercise price equal to the closing price per share of the Company’s common stock on the applicable grant date.
A copy of the press release issued by the Company announcing the appointment of Mr. Mikan as a member of the Board and Mr. Crowley’s departure from the Board is attached as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is furnished as part of this report:

99.1	Press Release of AutoNation, Inc. dated March 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: March 7, 2013	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary